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                                  Exhibit 99.1

[ViewCast Logo]                                                    NEWS RELEASE

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
FOR IMMEDIATE RELEASE      ViewCast.com Contact:     Investor Contact:
                           Laurie Latham             Cathy Grittner
                           Chief Financial Officer   Shelton Communications Group
                           Tel: 972-488-7200         Tel: 972-239-5119
                                                     Fax: 972-239-2292
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              VIEWCAST.COM COMPLETES $4.45 MILLION DEBT FINANCING

DALLAS (May 2, 2000) -- ViewCast.com, Inc. (NASDAQ: VCST), a leading provider of Internet and networked video solutions, today announced the completion of a $4,450,000 offering in Senior Convertible Debentures (Eurobonds). The general obligation debentures bear interest at 7% annually until maturity in 2004, unless earlier redeemed by the company. The debentures will be convertible into shares of ViewCast.com common stock at an initial price of $5.00 per share, subject to subsequent adjustment under certain circumstances.

The debentures have not been registered under the Securities Act of 1933, as amended (the "Act"), and cannot be offered or sold in the U.S. without registration under the Act or an exemption therefrom. The debentures are being offered only to investors who are non-U.S. persons, in reliance upon an exemption from the registration requirements of the Act pursuant to Regulation
S. Application has been made to list the debentures on the Luxembourg Stock Exchange.

"We were pleased with the interest generated in the offering," said Laurie Latham, Chief Financial Officer of ViewCast.com "This financing will allow the company to continue to pursue its current business strategy, accelerate sales and marketing initiatives and further develop worldwide brand recognition."

The managing underwriter for the offering is RP&C International. This communication shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

ABOUT VIEWCAST.COM
ViewCast.com enables video communication over the Internet and corporate networks through its components, systems, and turnkey solution products. The company is known as a leading global provider of enterprise-wide, digital video communications solutions for both real-time and on-demand applications. Osprey(R) video capture cards and codecs, ViewCast(R) Encoding and Streaming Video Solutions and Viewpoint VBX System(TM) products deliver a wide array of video solutions for both analog and digital video communication systems. ViewCast.com's "Your Video on the Web(TM)" was the initial consumer product and hosting service to bring streaming media capabilities to home users and allow small businesses to easily add video to their web sites. ViewCast.com has the ability to deliver innovative networked video solutions while delivering systems to


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transition legacy video communication equipment. ViewCast.com products are available either directly from the company, or from leading OEMs, system integrators, leading resellers and application developers worldwide.

Visit the company's Web site (http://www.viewcast.com) for more information.

This press release may contain forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which reflect the Company's current judgment on certain issues. Because such statements apply to future events, they are subject to risks and uncertainties that could cause the actual results to differ materially. Important factors which could cause actual results to differ materially are described in the Company's reports on Form 10-KSB and 10-QSB on file with the Securities and Exchange Commission.

All trademarks are property of their respective holders.